EXHIBIT 10.11


May 30, 2000


Mr. James G. Stowers
N2800 Filter Road
Bangor, WI  54614

Via Facsimile and US Mail

Dear Jim,

Catalyst would like to modify your employment agreement dated October 23, 1998 (the "Agreement") to extend your employment with Catalyst beyond May 31, 2000. We would like you to remain in your position as Vice President-Corporate Development on a month to month basis until such time as Catalyst provides you with prior notice that your services will no longer be required. You will continue to be compensated at your existing annual salary rate during this extended time period. Compensation for Restrictive Covenants set forth in the Agreement shall commence on the date after your last day of employment with the Company and continue for a period of four years thereafter as provided for in the Agreement. All other terms and conditions set forth in the Agreement shall remain in full force and effect.

Please indicate your acceptance of these terms by signing as indicated below.

Sincerely,

/s/ Sean P. McGowan

Sean P. McGowan
President and Chief Executive Officer


Accepted:

By: /s/ James G. Stowers
     ------------------------------
       James G. Stowers

Date: 5-3-2000


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